UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2016

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

1001 Louisiana Street, Suite 2900
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 654-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 13, 2016, Superior Energy Services, Inc. (the “Company”) entered into a First Amendment to Fourth Amended and Restated Credit Agreement and Security Agreement (the “Amendment”), which amends the Fourth Amended and Restated Credit Agreement dated February 22, 2016 (the “Credit Agreement”) among the Company, SESI, L.L.C., JPMorgan Chase Bank, N.A. and the other lenders named therein.

The Amendment, among other things: (1) reduces the size of the credit facility to $400.00 million; (2) suspends the maximum leverage ratio until the fourth quarter of 2017 and replaces it with a senior secured debt to earnings before interest, taxes, depreciation and amortization (“EBITDA”) ratio during this period; (3) reduces the EBITDA to interest ratio covenant until the fourth quarter of 2017; (4) modifies the minimum cash balance covenant to require less than a $150 million cash balance while there are less than $75 million of borrowings under the credit facility; and (5) modifies the restricted payment covenant to eliminate the Company’s ability to pay dividends and make equity repurchases until September 30, 2017.

Except as amended by the Amendment, the remaining terms of the Credit Agreement remain in full force and effect.

The foregoing description of the Amendment is a summary only and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	First Amendment to Fourth Amended and Restated Credit Agreement and Security Agreement, dated July 13, 2016, among Superior Energy Services, Inc., SESI, L.L.C., JPMorgan Chase Bank, N.A. and the lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Executive Vice President, Treasurer and Chief Financial Officer

Dated: July 14, 2016

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to Fourth Amended and Restated Credit Agreement and Security Agreement, dated July 13, 2016, among Superior Energy Services, Inc., SESI, L.L.C., JPMorgan Chase Bank, N.A. and the lenders party thereto.